SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

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                               REGISTER.COM, INC.
                (Name of Registrant as Specified in Its Charter)

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                    BARINGTON COMPANIES EQUITY PARTNERS, L.P.
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

  _____________________________________________________________________________

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:


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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:









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     On June 30, 2005, Barington Companies Equity Partners, L.P. ("Barington")
delivered to the Secretary of Register.com, Inc., a Delaware corporation (the "Company"), a letter (the "Nomination Letter") notifying the Company of Barington's intention to nominate nine (9) persons for election to the Board of Directors of the Company at the 2005 Annual Meeting of Stockholders of the Company to be held on September 8, 2005. A copy of the Nomination Letter has been filed with the Securities and Exchange Commission (the "SEC") on July 1, 2005 as an exhibit to Amendment No. 5 to the Schedule 13D filed by Barington and others.

      In connection with such nominations, Barington intends to make a preliminary filing with the SEC of a proxy statement and an accompanying WHITE proxy card to be used to solicit proxies from the stockholders of the Company for the election of its nominees at the 2005 Annual Meeting of the Company.

      BARINGTON STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ANY SUCH PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. ANY SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN A COPY OF ANY SUCH PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING BARINGTON'S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885, OR AT PROXY@MACKENZIEPARTNERS.COM.

      The following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Companies Advisors, LLC, Barington Companies Equity Partners, L.P., LNA Capital Corp., James Mitarotonda, Parche, LLC, Starboard Value & Opportunity Fund, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Peter A. Cohen, Morgan
B. Stark, Jeffrey M. Solomon and Thomas W. Strauss. Participants in any such proxy solicitation may also be deemed to include Millenco, L.P., Millennium Management, L.L.C. and Israel A. Englander by virtue of their possible deemed beneficial ownership of shares of the Company's common stock beneficially owned by Barington Companies Advisors, LLC, and the following individuals because they are named as nominees in the Nomination Letter: George G. Daly, Frank J. Petrilli, Stephen J. Liguori, Rory J. Cowan, Michael A. McManus, Jr., Jeffrey C. Smith, James A. Williams and Mark Cuban.

      CERTAIN INFORMATION REGARDING THE DIRECT OR INDIRECT INTERESTS OF CERTAIN PERSONS ANTICIPATED TO BE, OR WHO MAY BE DEEMED TO BE, PARTICIPANTS IS AVAILABLE IN THE SCHEDULE 13D INITIALLY FILED WITH THE SEC BY BARINGTON AND OTHERS ON MARCH 22, 2004, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

      CERTAIN INFORMATION REGARDING THE DIRECT OR INDIRECT INTERESTS OF MARK CUBAN, WHO MAY BE DEEMED TO BE A PARTICIPANT BECAUSE HE IS NAMED AS A NOMINEE IN THE NOMINATION LETTER, IS AVAILABLE IN THE SCHEDULE 13D INITIALLY FILED WITH THE SEC BY MR. CUBAN ON JUNE 29, 2005, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

      To the extent that certain persons identified above are not included in either of such Schedule 13D's, none of such persons, to Barington's knowledge, has any direct or indirect interests, by security holdings or otherwise, required to be disclosed herein, except such person's interest in being nominated and elected as a director of the Company.


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